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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 --------------


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (date of earliest event reported): November 17, 1999



                                  GLIATECH INC.
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             (Exact name of registrant as specified in its charter)



          Delaware                    0-20096                 34-1587242
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(State or other jurisdiction        (Commission)            (IRS Employer
      of incorporation)             File Number)         Identification No.)


 23240 Commerce Park Road, Cleveland, Ohio                    44122
 -----------------------------------------                  ----------
 (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code: (216) 831-3200



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          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

         On November 17, 1999, the Board of Directors of Gliatech Inc. (the "Company") adopted Amendment No. 1 (the "Amendment") to the Rights Agreement, dated as of July 1, 1997 (the "Rights Agreement"), between the Company and American Stock Transfer & Trust Company, as rights agent. The Amendment provides that the State of Wisconsin Investment Board ("SWIB") shall not be deemed to be an Acquiring Person (as defined in the Rights Agreement) unless and until such time as SWIB shall have become the Beneficial Owner (as defined in the Rights Agreement) of a percentage of the Company's Common Shares then outstanding that equals or exceeds the SWIB Percentage. "SWIB Percentage" means 20% to and including January 14, 2001, at which time the SWIB Percentage shall be reduced to (i) 15%, if SWIB is not the Beneficial Owner of 15% or more of the Common Shares of the Company outstanding at the close of business on January 14, 2001 or (ii) if SWIB is the Beneficial Owner of 15% or more of the Common Shares of the Company outstanding at the close of business on January 14, 2001, the next highest whole percentage (which shall not exceed 20%) in excess of the percentage of Common Shares of the Company then outstanding beneficially owned by SWIB.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of Business Acquired:  None

         (b)      Pro Forma Financial Information:  None

         (c)      Exhibits:

                  Exhibit
                  Number        Exhibit
                  ------        -------

                  99.1          Press release, dated November 18, 1999


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                 GLIATECH INC.



                                 By: /s/ Rodney E. Dausch
                                    -------------------------------------------
                                    Name: Rodney E. Dausch
                                    Title: Chief Financial Officer,
                                           Secretary and
                                           Executive Vice President - Finance


Dated:  November 19, 1999



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                                INDEX TO EXHIBITS


        EXHIBIT
        NUMBER           EXHIBIT
        ------           -------

         99.1            Press release, dated November 18, 1999



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